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                                                                      EXHIBIT 23


                               [DIXON HUGHES LOGO]



             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-83875) of Wake Forest Bancshares, Inc. of our report dated December 21, 2006, relating to the consolidated financial condition of Wake Forest Bancshares, Inc. and subsidiary as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2006 and 2005, appearing in the Annual Report on Form 10-KSB of Wake Forest Bancshares, Inc., included herein.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina
December 21, 2006